Exhibit 10.2

Amendment 2019-1

Amended and Restated Willis U.S. 2005 Deferred Compensation Plan

The Amended and Restated Willis U.S. 2005 Deferred Compensation Plan, is hereby amended as follows:

1.	The following shall be added after the last sentence of Section 7.4 Change of Timing or Form of Distribution:

Effective December 31, 2019, no Participant may delay the timing of receipt and/or the form of a distribution or make other changes to the time and form of a distribution under a Deferral Election.